UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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I-many, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

May 12, 2003

To the Stockholders of I-many, Inc.:

We cordially invite you to attend the 2003 Annual Meeting of Stockholders of I-many, Inc. to be held on June 18, 2003 at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey. The meeting will begin promptly at 10:00 a.m., local time. We hope that it will be possible for you to attend.

The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in I-many, Inc.

Sincerely,

A. LEIGH POWELL

President and Chief Executive Officer

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of I-many, Inc. will be held on Wednesday, June 18, 2003 at 10:00 a.m., local time, at the at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey, for the following purposes:

1.	To elect four directors to hold office until the 2003 Annual Meeting of Stockholders;

2.	To approve the I-many, Inc. 2003 Stock Incentive Plan;

3.	To ratify the selection by the Audit Committee of the Board of Directors for the year ending December 31, 2003 of Deloitte & Touche LLP as independent auditors for I-many, Inc.; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only the holders of record of common stock of I-many, Inc. at the close of business on May 9, 2003 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on May 9, 2003 will be available, during ordinary business hours, for 10 days prior to the meeting date for examination by any stockholder, his or her agent, or his or her attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

A. LEIGH POWELL

President and Chief Executive Officer

May 12, 2003

Edison, New Jersey

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD JUNE 18, 2003

The 2003 Annual Meeting of Stockholders of I-many, Inc. will be held on June 18, 2003 at the Hilton Woodbridge, 120 Wood Avenue, South Iselin, New Jersey, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about May 9, 2003.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of common stock in I-many, Inc. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint A. Leigh Powell and Robert G. Schwartz, Jr., Esq. as your representatives at the meeting. Messrs. Powell and Schwartz will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Powell and Schwartz will vote your shares in accordance with their best judgment.

What am I voting on?

You are being asked to vote on (1) the election of four directors, (2) the approval of the I-many, Inc. 2003 Stock Incentive Plan, and (3) the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Only stockholders as of the close of business on May 9, 2003 are entitled to vote. This is referred to as the “Record Date.” Each share of common stock is entitled to one vote.

How do I vote?

You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the named nominees for directors, for approval of the 2003 Stock Incentive Plan and for the ratification of the appointment of the independent auditors.

You may vote in person at the meeting. Written ballots will be given to stockholders of record who want to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

How many votes do you need to hold the meeting?

Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

As of May 9, 2003, 40,469,775 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the Record Date, equal to 20,234,888 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice to our Corporate Secretary at 511 Congress Street, 6th Floor, Portland, Maine 04101 stating that you want to revoke your proxy;

•	signing another proxy with a later date; or

•	voting in person at the meeting.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The four nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality. If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees.

How many votes must the approval of the 2003 Stock Incentive Plan and the ratification of the selection of the independent auditors receive to pass?

The approval of the 2003 Stock Incentive Plan and the ratification of the selection of the independent auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and voting on the matter.

How will votes be counted?

Election of Directors.    You may vote “FOR” or you may “WITHHOLD AUTHORITY” to vote for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee. Your shares will be voted for the remaining nominees.

Approval of the 2003 Stock Incentive Plan.    You may vote “FOR” or “AGAINST” the 2003 Stock Incentive Plan, or you may “ABSTAIN” from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because approval of the 2003 Stock Incentive Plan requires a vote “FOR” such ratification by a majority of shares voting, abstentions and broker non-votes will have no effect on the outcome of voting on such matter. If you sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the 2003 Stock Incentive Plan.

Ratification of the Selection of Independent Auditors.    You may vote “FOR” or “AGAINST” the ratification of the selection of the independent auditors, or you may “ABSTAIN” from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because ratification of the selection of the independent auditors requires a vote “FOR” such ratification by a majority of shares voting, abstentions and broker non-votes will have no effect on the outcome of voting on such matter. If you sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the selection of the independent auditors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is my vote confidential?

Yes. Only the inspector of elections and certain employees will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. That report is filed with the Securities and Exchange Commission, and you can get a copy by contacting our Corporate Secretary at (207) 774-3244, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated four people to stand for election or re-election as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve a one-year term until his or her successor is elected and qualified at the 2004 annual meeting of stockholders.

Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than four directors.

The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals.

WILLIAM F. DOYLE, age 40, has served as a director since December 1999 and was chairman of our board from December 1999 until April 2001. He has been the managing director of WFD Ventures LLC, a venture capital firm, since October 2002. He was a partner of Insight Capital Partners, a venture capital firm, from November 1999 through October 2002. From November 1995 to November 1999, Mr. Doyle was vice president, licensing and acquisition and a member of the Consumer Pharmaceutical and Professional Group Operating Committee of Johnson & Johnson. From June 1996 to November 1999, Mr. Doyle served as a director of Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. From 1992 to 1995, Mr. Doyle was a manager at McKinsey & Co., a management consulting firm. Mr. Doyle holds an M.B.A. from Harvard Business School and an S.B. from the Massachusetts Institute of Technology.

MURRAY B. LOW, age 50, has served as a director since October 2000. Dr. Low has been a professor at Columbia Business School since 1990. Professor Low also has been Associate Professor and Executive Director of the Eugene M. Lang Center for Entrepreneurship at Columbia Business School since it was established in July 2000. Since January 1996, he also has been president of Low & Associates, a consulting firm. Professor Low received a Ph.D. in Entrepreneurial Management from the University of Pennsylvania.

KARL E. NEWKIRK, age 62, has served as a director since February 2002. Mr. Newkirk was a partner at Accenture LLP (formerly Andersen Consulting) from 1972 through December 2001. He currently sits on the boards of directors of Flamenco Networks and Acero, Inc., both privately held companies. He also serves as the Vice Chairman of Acero, Inc. Mr. Newkirk graduated from Case Institute of Technology with a degree in Industrial Engineering and subsequently received his MBA from Case Western Reserve University.

A. LEIGH POWELL, age 41, has served as our president and chief executive officer since July 1999 and has been a director since February 2000. In April 2001, Mr. Powell was elected as chairman of the Board of Directors. From February 1998 to July 1999, Mr. Powell served as our vice president of marketing and as our chief operating officer. From January 1997 to February 1998, he served as vice president of business alliances for Think Systems/I2 Technologies, a supply-chain software company. From January 1996 to January 1997, Mr. Powell worked as a vice president for American Software, a supply-chain software company. From March 1985 to December 1995, Mr. Powell worked as a business consultant for Andersen Consulting, a management consulting firm. Mr. Powell received his M.B.A. and B.S. from Virginia Polytechnic Institute and State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

Meetings of the Board of Directors

During 2002, the Board of Directors held seven regular meetings and acted by unanimous written consent nine times. Each of the directors attended at least 75% of the total number of board meetings and meetings of the committee(s) on which he served in 2002.

Committees of the Board of Directors

Audit Committee.    I-many has an Audit committee, currently consisting of Messrs. Doyle, Low and Newkirk, each of whom is independent as defined by the applicable listing standards of the National Association of Securities Dealers. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of our independent auditors, to review and approve any major accounting policy changes affecting our operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors, to ensure that the auditors are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities of the employees of I-many, and to exercise all other responsibilities required of it by the Sarbanes-Oxley Act and its enabling rules. The Audit Committee held four meetings during 2002 and acted once by unanimous written consent.

Executive Compensation Committee.    The Board of Directors has established an Executive Compensation Committee consisting of Messrs. Doyle and Low. The Executive Compensation Committee is responsible for administering I-many’s stock option plans with respect to I-many’s executive officers and other key employees, and for making determinations with respect to Mr. Powell’s compensation. The Executive Compensation Committee also has authority to take actions for which the Compensation Committee is otherwise responsible. In 2002, the Executive Compensation Committee held one meeting and acted five times by unanimous written consent.

Compensation Committee.    The Board of Directors has established a Compensation Committee consisting of Messrs. Doyle and Powell. The Compensation Committee is responsible for:

•	reviewing and recommending salaries, bonuses and other compensation for I-many’s senior employees (other than Mr. Powell);

•	administering I-many’s stock option plans with respect to employees other than executive officers and other key employees; and

•	establishing the terms and conditions of stock options granted under these plans.

The Compensation Committee did not meet in 2002, since the Executive Compensation Committee and the Board of Directors made all decisions in 2002 for which the Compensation Committee otherwise had authority to act.

Committee for Limited Stock Option Grants.    The Board of Directors has established a Committee for Limited Stock Option Grants, consisting of Kevin F. Collins, the Company’s Chief Financial Officer. This committee is authorized to grant stock options under the Company’s stock option plans to employees who are not executive officers, except that the committee may not grant options for more than 30,000 shares of common stock to any single employee in any 12-month period. The Committee for Limited Stock Option Grants acted 16 times by unanimous written consent in 2002.

The Company does not have a standing nominating committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and the holders of more than 10% of the Common Stock of the Company to file with the SEC initial reports of ownership of the Company’s Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of reports filed by reporting persons of the Company or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that during fiscal 2002 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

Compensation of Directors

We compensate our non-employee directors through the 2000 Non-Employee Director Stock Option Plan, adopted by our directors in March 2000 and approved by our stockholders in May 2000. The directors’ stock option plan provides to each director who is not an employee of I-many or its subsidiaries or an affiliate of an institutional investor that owns shares of our common stock, at the time he is first appointed or elected to the Board of Directors, an option to purchase 62,500 shares of common stock. On the date of each annual meeting of stockholders, each such director receives an option to purchase 25,000 shares of common stock. All options granted under the directors’ stock option plan vest in three equal annual installments beginning on the first anniversary of the option grant date. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the directors’ stock option plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised.

In addition to the foregoing, the Company pays $2,000 to each non-employee director for each meeting attended, plus expenses.

Stock Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 21, 2003 by:

•	each shareholder that we know is the beneficial owner of more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each executive officer named in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 40,469,775 shares outstanding as of April 21, 2003 plus all common stock issuable on exercise of options (both in-the-money and not) within 60 days of that date held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each beneficial owner is c/o I-many, Inc., 537 Congress Street, 5th Floor, Portland, Maine 04101.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Five Percent Owners:
Van Wagoner Funds, Inc. (1)(2) 435 Pacific Avenue, Suite 400 San Francisco, CA 94133	5,905,000	14.6%

Brown Investment Advisory & Trust Company (1)(3) 901 South Bond Street, Suite 400 Baltimore, Maryland 21231	4,100,572	10.1

Morgens, Waterfall, Vintiadis & Co., Inc. (1) 600 Fifth Avenue, 27th Floor New York, NY 10020	3,500,000	8.7

Deutsche Bank AG (1)(4) Taunusanlage 12 Frankfurt am Main D–60325 Federal Republic of Germany	2,535,883	6.3

Non-Employee Directors:
William F. Doyle (5)	286,459	*
Murray B. Low (5)	66,668	*
Karl E. Newkirk (6)	39,168	*

Executive Officers:
A. Leigh Powell (7)	888,195	2.2
Terrence M. Nicholson (5)	226,605	*
Timothy P. Curran (5)	180,120	*
Kevin F. Collins (5)	46,250	*
All executive officers and directors as a group (7 people) (8)	1,723,465	4.1

*	Indicates less than one percent of the outstanding Common Stock.
(1)	Reported by the investor on Schedule 13G as most recently filed with the Securities and Exchange Commission.
(2)	Consists of 5,905,000 shares for which the investor claims sole dispositive power and 0 shares for which the investor claims sole voting power. Van Wagoner Capital Management, Inc. claims beneficial ownership of, and sole voting power over, 5,905,000 shares.
(3)	Consists of 4,042,823 shares for which the investor claims sole dispositive power and 4,100,572 shares for which the investor claims sole voting power. Brown Investment Advisory Incorporated claims beneficial ownership of, and sole dispositive and voting power over, 2,785,066 of these shares.
(4)	Consists of 2,535,883 shares for which the investor claims sole dispositive power and 1,455,183 shares for which the investor claims sole voting power. Includes shares held by Deutsche Bank Trust Company Americas and Deutsche Investment Management Americas Inc.
(5)	Consists entirely of shares issuable upon exercise of options exercisable within the 60-day period after April 21, 2003.
(6)	Includes 29,168 shares issuable upon exercise of options exercisable within the 60-day period after April 21, 2003
(7)	Includes 783,895 shares issuable upon exercise of options exercisable within the 60-day period after April 21, 2003.
(8)	Includes 1,609,165 shares issuable upon exercise of options exercisable within the 60-day period after April 21, 2003.

Executive Compensation and Related Information

The following table sets forth the total compensation paid by I-many for services rendered by our Chief Executive Officer during the fiscal years ended December 31, 2002, 2001 and 2000, as well as our three other executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

							Long-term Compensation
		Annual Compensation (1)					Securities Underlying
Name And Principal Position	Year	Salary	Bonus		Other Compensation		Options(#)	All Other Compensation
A. Leigh Powell,	2002	$246,153	$400,546	(2)	$6,773	(4)	—	$6,000	(5)
Chairman, President	2001	$250,000	$1,057,475	(3)	$4,865	(4)	396,416	$3,462	(5)
and Chief Executive Officer	2000	$220,000	$169,475		—		221,250

Terrence M.Nicholson,	2002	$183,096	$139,114		$7,627	(4)	35,000	$6,000	(5)
Chief Operating Officer	2001	$181,000	$101,229		$4,806	(4)	246,928	$3,462	(5)
	2000	$165,000	$82,867		—		175,000	—

Timothy P. Curran	2002	$172,385	$120,681		$4,964	(4)	35,000	$6,000	(5)
Executive Vice	2001	$165,000	$78,446		$3,266	(4)	216,399	$3,462	(5)
President, Sales and Marketing	2000	$142,011	$35,758		—		150,000	—

Kevin F. Collins	2002	$174,038	$57,263		$7,168	(4)	25,000	$6,000	(5)
Chief Financial Officer	2001	$98,053	—		$2,570	(4)	185,000	$3,092	(5)

(1)	Excludes certain perquisites and other benefits, the aggregate amount of which did not exceed either $50,000 or 10% of the employees’ total salary and bonus.
(2)	Consists of a cash bonus of $258,546 and an award of 100,000 unrestricted shares of common stock issued on February 7, 2003 as a bonus pursuant to the terms of his employment agreement. See “Report of the Executive Compensation Committee” and “Employment Contracts and Change in Control Arrangements.”
(3)	Consists of a cash bonus of $319,475 and an award of 100,000 unrestricted shares of common stock issued on February 1, 2002 for 2001 performance.
(4)	Consists of Company contributions to 401(k) Plan.
(5)	Consists of car allowance.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 2002 to each of the Named Executive Officers, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation from date of grant of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of our future stock price. Actual gain, if any, on stock options that are exercised will depend on the future performance of our common stock.

We granted the options listed below at an exercise price equal to the fair market value of our common stock, as determined by our Board of Directors, on the date of grant. The options generally expire on the earlier of 10 years from the date of grant or three months after termination of employment.

	Individual Grants					Potential Realized Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number Of Securities Underlying Options Granted (#)		% Of Total Options Granted To Employees (1)	Exercise Price Per Share ($/Sh)	Expiration Date	5%($)	10%($)
A. Leigh Powell	—		—	—	—	—	—
Terrence M. Nicholson	35,000	(2)	1.2%	$1.10	10/10/2012	$24,213	$61,357
Timothy P. Curran	35,000	(2)	1.2%	$1.10	10/10/2012	$24,213	$61,357
Kevin F. Collins	25,000	(2)	0.9%	$1.10	10/10/2012	$17,295	$43,827

(1)	The percentage of total options granted to employees during the fiscal year ended December 31, 2002 is based upon options to purchase an aggregate of 2,865,171 shares of common stock granted under our option plans.
(2)	The options become exercisable as to 25% of the underlying shares upon the first anniversary of the date of grant and an additional 25% per year thereafter. In addition, if the Company reports, in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, aggregate quarterly revenue equal to or greater than the analyst consensus revenue estimate in effect on the last day of the fiscal quarter that is the subject of the report (as determined in good faith by the Board of Directors of the Company or any committee authorized to do so), then, on each such occasion, the options will vest an additional 6.25%.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table provides information concerning the exercise of options to purchase common stock by our Named Executive Officers during fiscal 2002 and the number and value of unexercised stock options held by these executive officers as of December 31, 2002. The value of unexercised in-the-money options is based on a per share market value of $1.42, the closing price of our stock at December 31, 2002 as reported by the NASDAQ National Market, less the applicable per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

			Number Of Unexercised Options At December 31, 2002 (#)		Value Of Unexercised In-the-money Options At December 31, 2002 ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
A. Leigh Powell	2,000	$2,680	613,958	625,583	$7,810	$8,250
Terrence M. Nicholson	—	—	222,855	332,573	—	$11,200
Timothy P. Curran	—	—	170,120	281,279	—	$11,200
Kevin F. Collins	—	—	46,250	163,750	—	$8,000

Employment Contracts and Change of Control Arrangements

A. LEIGH POWELL. Under an employment agreement with Mr. Powell, he receives a base annual salary of $250,000. During the term of his employment, Mr. Powell will participate in a discretionary, performance-based bonus program, the terms of which shall be determined by the Board of Directors. On January 31, 2002, Mr. Powell received a direct stock grant of 100,000 shares of our company stock when our stock price reached a certain defined minimum. In addition, Mr. Powell received a direct stock grant of 100,000 shares on February 7, 2003, as a result of his employment in good standing on January 1, 2003, pursuant to the terms of his employment agreement. Mr. Powell is entitled to severance pay equal to nine months of his base salary if he is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 100% of his then unvested options will vest at that time, provided that the Board of Directors may prevent such acceleration in certain circumstances.

TERRENCE NICHOLSON. In July 2001, we entered into an employment agreement with Mr. Nicholson, our Chief Operating Officer. Under the agreement, which provides that Mr. Nicholson is employed on an “at will” basis, he receives a base salary of $200,000 per year. During the term of his employment, Mr. Nicholson will participate in a performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. Mr. Nicholson is entitled to severance pay equal to six months of his base salary if he is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 50% of his then unvested options will vest at that time, and the remaining unvested options will vest if his employment is terminated or his compensation reduced during the following 12 months, provided that the Board of Directors may prevent such acceleration in certain circumstances.

TIMOTHY P. CURRAN. In July 2001, we entered into an employment agreement with Mr. Curran, our Executive Vice President of Sales. Under the agreement, which provides that Mr. Curran is employed on an “at will” basis, he receives a base salary of $190,000 per year. During the term of his employment, Mr. Curran will participate in a performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. Mr. Curran is entitled to severance pay equal to six months of his base salary if he is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 50% of his then unvested options will vest at that time and the remaining unvested options will vest if his employment is terminated or his compensation reduced during the following 12 months, provided that the Board of Directors may prevent such acceleration in certain circumstances.

KEVIN F. COLLINS. In July 2001, we entered into an employment agreement with Mr. Collins, our chief financial officer. Under the agreement, which provides that Mr. Collins is employed on an “at will” basis, he receives a base salary of $175,000 per year. During the term of his employment, Mr. Collins will participate in a performance-based bonus program, the terms of which shall be determined by the Executive Compensation Committee. Mr. Collins is entitled to severance pay equal to six months of his base salary if he is terminated other than for cause. Upon a sale of I-many or substantially all of its assets, or a merger or change of control of I-many, 50% of his then unvested options will vest at that time, provided that the Board of Directors may prevent such acceleration in certain circumstances.

CERTAIN TRANSACTIONS

On December 31, 2002, the Company and its Chief Executive Officer, A. Leigh Powell, agreed to rescind the grant of 100,000 shares of Company common stock issued to him on January 31, 2002 as a 2001 performance bonus pursuant to his employment agreement. The Executive Compensation Committee of the Company’s Board of Directors approved this transaction. There were no other transactions during 2002 to which I-many was a party, in which the amount involved exceeded $60,000 and which involved any director or executive officer of I-many, any 5% stockholder, or any member of the immediate family of any of those persons.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee administers the issuance of stock options and other awards under the Company’s stock option plans to the Company’s executive officers and other key employees and approves the compensation of Leigh Powell. In addition, the Executive Compensation Committee may take action in areas for which the Compensation Committee would otherwise be responsible, such as:

•	administering I-many’s stock option plans with respect to employees other than executive officers and other key employees;

•	approving the compensation of executive officers and other key employees; and

•	establishing the terms and conditions of stock options to all employees granted under these plans.

The Company anticipates that the Executive Compensation Committee will assume all the responsibilities of the Compensation Committee in 2003.

The use of stock options is a significant element of the compensation packages of the Company’s executive officers and, to a lesser extent, other employees. The timing of new grants depends upon a number of factors, including the executives’ current stock and option holdings and such other factors as the Executive Compensation Committee deems relevant.

The Executive Compensation Committee’s Philosophy

Our philosophy on establishing executive compensation is to foster a high performance culture that motivates and retains high-performing executives. In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. Subject to the provisions of any long-term agreement we may have with employees, we seek to evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. I-many’s compensation package for its officers generally includes a combination of an annual salary and bonus and, depending on the package of options already held by the employee, an additional stock option grant. We believe that our executive compensation provides an overall level of compensation that is competitive with companies in our industry of comparable size and complexity.

Base Salary.    In determining base salaries, we take into consideration competitive market conditions in the employee’s relevant market and each individual’s role and responsibilities in the organization.

Bonus.    We award our executive officers quarterly and year-end bonuses based on pre-determined company and individual performance goals. The ranges of these bonuses reflect the individual’s specific responsibilities, experience and overall performance as well as performance of I-many during the year. We generally seek to set bonuses such that total salary and bonus compensation (not including the value of any stock option grant) to our executives is above the median for cash compensation paid by comparable companies. These bonuses are determined with reference to pre-established formulas.

Stock Options.    We award our executive officers discretionary annual stock option grants. Like cash bonuses, these grants reflect the individual’s specific responsibilities, experience and overall performance as well as performance of I-many during the year. We generally seek to set option grants that will meaningfully increase the executive’s motivation to contribute energetically to the Company’s performance by aligning the executive’s financial interests with the stockholders’ interest in an increasing market price for our common stock.

In fiscal 2002, the Executive Compensation Committee granted stock options to Messrs. Nicholson, Curran and Collins, but not Mr. Powell. In its determination whether to grant stock options or other awards to these Named Executive Officers of the Company, the Executive Compensation Committee specifically sought to restore the alignment of the executives’ financial interests with those of the Company’s stockholders. The Executive Compensation Committee determined that Mr. Powell’s existing stock options and equity holdings were sufficient to maintain that alignment, and so he did not receive an additional discretionary grant in 2002. The Executive Compensation Committee determined, however, that declining market conditions, many unrelated to performance of the Company, had reduced the value of options held by all other employees of the Company, including the other Named Executive Officers, so as to make their short-term motivating effect insignificant. The Executive Compensation Committee therefore made a Company-wide grant of stock options (excluding Mr. Powell) in October 2002. The Executive Compensation Committee approved the size of the award for each employee, based on recommendations by Mr. Powell that roughly corresponded to the employee’s position and Mr. Powell’s assessment of the employee’s past and expected future contributions to the Company. The Executive Compensation Committee left Mr. Powell’s base salary unchanged from the prior year, determining that it sufficiently reflected market rates for chief executives of comparable companies. Of his total cash bonus paid in 2002, $58,546 was based on the partial attainment of pre-determined quarterly and annual financial goals in 2002, primarily revenue targets and, to a lesser extent, expense and stock price targets; the remainder represented an amount committed to Mr. Powell for performance in 2000 and 2001 but payable in installments in 2001 and 2002. No portion of his bonus in 2002 was discretionary.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code. Based on the compensation awarded to the chief executive officer and the other named executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the company in the near term. Nevertheless, the Compensation Committee and the Executive Compensation Committee reserve the right to grant compensation above the limits of Section 162(m) if in the best interests of the stockholders.

By the Executive Compensation Committee:

William F. Doyle

Murray B. Low

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of Messrs. Doyle and Powell. The Compensation Committee was formed to:

•	establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer (other than Mr. Powell);

•	exercise all rights, authority and functions of the Board under the various stock incentive plans; and

•	perform such other duties as the Board from time to time may direct.

Although the Compensation Committee remained a standing committee of the Board of Directors in 2002, the Board determined that matters relating to compensation would be considered and determined by the Executive Compensation Committee, which consisted solely of independent directors. Accordingly, the Compensation Committee did not meet in 2002, and the Executive Compensation Committee and the Board of Directors made all decisions in 2002 for which the Compensation Committee otherwise had authority to act.

By the Compensation Committee:

William F. Doyle

A. Leigh Powell

THE FOREGOING REPORTS SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Doyle and Powell, and the current members of the Executive Compensation Committee are Messrs. Doyle and Low. Mr. Powell is the Chief Executive Officer of the Company. No other member of the Compensation Committee or the Executive Compensation Committee was at any time during the fiscal year ended December 31, 2002 an officer or employee of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of the Company’s executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee or Executive Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter first adopted and approved in March 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for 2002 and discussed these financial statements with management. Management, under the guidance of the Audit Committee, is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

During 2002, the Audit Committee reviewed and evaluated, and discussed with management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, the Company’s 2002 financial statements,

•	a change in the Company’s independent auditors,

•	changes in the Company’s accounting practices, principles, controls or methodologies,

•	significant developments or changes in accounting rules applicable to the Company,

•	terms of engagement of the Company’s independent auditors, and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company’s independent auditors for 2002. SAS 61 requires the Company’s independent auditors to discuss with the Audit Committee, among other things, the following:

•	significant accounting policies,

•	management’s judgments and accounting estimates,

•	audit adjustments,

•	the auditors’ judgments about the quality of the Company’s accounting principles as applied in its financial reporting, and

•	other information in documents containing audited financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent auditors to disclose in writing all relationships that in the independent auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee:

William F. Doyle

Murray B. Low

Karl E. Newkirk

Audit Fees and Other Matters

Audit Fees

As of March 31, 2003, Deloitte & Touche LLP billed the Company an aggregate of $200,000 in fees for professional services rendered by such firm in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP did not provide services in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees

Deloitte & Touche LLP billed the Company an aggregate of approximately $242,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2002. The Audit Committee determined that the provision of these services was compatible with maintaining Deloitte & Touche LLP’s independence.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return on I-many’s common stock with The NASDAQ National Market index (U.S. companies) and Morgan Stanley High Tech index for the period from July 13, 2000 (the effective date of I-many’s initial public offering) to December 31, 2002. The comparison assumes that $100 was invested on July 13, 2000, in I-many’s common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. Stock price performance, presented for the period from July 13, 2000 through December 31, 2002, is not necessarily indicative of future results.

Stock/Index	7/13/00	12/31/00	12/31/01	12/31/02
I-many Common Stock	$100.00	$99.62	$77.30	$11.37
NASDAQ National Market Index	$100.00	$59.18	$46.72	$32.19
Morgan Stanley High Tech Index	$100.00	$63.58	$48.24	$27.37

PROPOSAL 2

APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

On April 24, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, the 2003 Stock Incentive Plan (the “2003 Plan”). Up to 5,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2003 Plan. The Board of Directors is seeking approval of the 2003 Plan to enable it to continue to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company, by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.

As of May 9, 2003, no options to purchase shares of Common Stock were outstanding under the 2003 Plan, and all shares remained available for future grant. The Company intends to file a registration statement on Form S-8 for all shares available for issuance under the 2003 Plan following stockholder approval. The Company will not grant awards under the 2003 Plan that will be exercisable for shares of Common Stock prior to the effectiveness of such registration.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2003 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

The following table provides information as of December 31, 2002 about the Company’s common stock that may be issued to employees, consultants or members of the Board of Directors under all of our existing equity compensation plans (other than the 2003 Plan).

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	8,361,442	$4.89	2,000,465

Equity compensation plans not approved by security holders (2)	616,218	$3.60	588,068

Total	8,977,660	$4.80	2,588,533

(1)	Excluding securities reflected in column 1, “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”
(2)	The Company’s 2001 Employee Stock Option Plan, which provides for the issuance of stock option awards to employees of the Company who are not executive officers, has not been approved by the Company’s stockholders.

Summary of the 2003 Plan

The following is a brief summary of the 2003 Plan. The following summary is qualified in its entirety by reference to the 2003 Plan, a copy of which is attached as Appendix A to this proxy statement.

The 2003 Plan was adopted by our board of directors on April 24, 2003. The 2003 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards. The granting of Awards under the 2003 Plan is discretionary, and the Company has not and cannot now determine the number or type of awards to be granted in the future to any particular person or group.

As of April 30, 2003, all employees and directors of the Company (approximately 320 persons) were eligible to receive awards under the 2003 Plan, including all of our officers and directors. An aggregate of 5,000,000 shares of common stock have been reserved for issuance upon the exercise of stock options and no options have been granted.

All of our officers, employees, directors, consultants and advisors are eligible to receive awards under the 2003 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares which may be granted to any participant is 500,000 per calendar year.

Under the 2003 Plan, we may grant options at an exercise price less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company. The 2003 Plan permits the board of directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a “cashless exercise” through a broker, by surrender of shares of common stock, by delivery to us of a promissory note, or by any combination of the permitted forms of payment.

Our board of directors administers the 2003 Plan. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the plan to one or more committees of the board of directors. The board of directors has authorized the Executive Compensation Committee to administer the 2003 Plan. Subject to any applicable limitations contained in the 2003 Plan, the board of directors, the compensation committee or any other committee or executive officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the duration of options; and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

In the event of a merger, liquidation or other acquisition event, our board of directors is authorized to provide for outstanding options or other stock-based awards to be assumed or substituted for by the acquiror or to accelerate the vesting schedule of awards.

No award may be granted under the 2003 Plan after April 24, 2013, but the vesting and effectiveness of awards previously granted may extend beyond that time. The board of directors may at any time amend, suspend or terminate the 2003 Plan, except that no award granted after an amendment of the 2003 Plan and designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors shall become exercisable, realizable or vested, to the extent the amendment was required to grant the award, unless and until the amendment is approved by our stockholders.

A new plan benefits table, as described in the federal proxy rules, is not provided because no grants have been made under the 2003 Plan and all awards are discretionary. On April 24, 2003, the last reported sale price of the Company Common Stock on the NASDAQ National Market was $0.81. As of that date, approximately 320 persons were eligible to receive awards under the 2003 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2003 Plan and with respect to the sale of Common Stock acquired under the 2003 Plan.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the “Grant Date”) and one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards

A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant’s basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2003 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

The grant of an Award under the 2003 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2003 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2003 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2003 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

PROPOSAL 3

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2003. Deloitte & Touche LLP has served as independent auditors of the Company since May 22, 2002. The stockholders will be asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting. Although stockholder approval of the Audit Committee’s selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify the selection. If the proposal is not approved by the stockholders at the Annual Meeting, the Audit Committee may reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions from stockholders.

On May 15, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants. The decision to dismiss Arthur Andersen LLP was approved by the Company’s Audit Committee. None of the reports of Arthur Andersen LLP on the Company’s financial statements for either of the two fiscal years prior to Arthur Andersen LLP’s dismissal contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recently completed fiscal years and any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP, the Company had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 occurred with respect to either of the Company’s two most recently completed fiscal years or any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP.

During the Company’s two most recent fiscal years and through May 22, 2002 (the date on which the Company engaged Deloitte & Touche LLP), the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR I-MANY FOR THE YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Annual Report to Stockholders

The Annual Report of I-many for the year ended December 31, 2002, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

We will provide without charge, at the written request of any holder of our Common Stock as of the close of business on May 9, 2003, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

I-many, Inc.

Attn: Investor Relations

511 Congress Street

6th Floor

Portland, Maine 04101

(207) 774-3244

Deadline for Submission of Stockholder Proposals

The Company expects to hold its 2004 Annual Meeting in May 2004 and to mail its proxy statement in connection therewith by April 18, 2004. Accordingly, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2004 Annual Meeting of Stockholders must be received by the Controller of the Company at the principal offices of the Company no later than December 22, 2003. If a stockholder of the Company wishes to present a proposal at the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2004 Annual Meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2004 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2004 annual meeting of stockholders has not yet been established, but assuming it is held on May 27, 2004, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2004 annual meeting would need to be provided to our corporate clerk/secretary no earlier than February 27, 2004 and no later than March 29, 2004. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

Expenses of Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document if you write or call the Company at the following address or telephone number: I-many, Inc., 511 Congress Street, 6th Floor, Portland, Maine 04101, Attention: Investor Relations, (207) 774-3244. If you want separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

By Order of the Board of Directors,

A. LEIGH POWELL

President and Chief Executive Officer

Edison, New Jersey

May 12, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

I-MANY, INC.

2003 STOCK INCENTIVE PLAN

1.    Purpose.

The purpose of this 2003 Stock Incentive Plan (the “Plan”) of I-many, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.    Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards or other stock based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.  Administration and Delegation.

(a)  Administration by Board of Directors.    The Plan will be administered by the Board or an authorized committee (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)  Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.    Stock Available for Awards.

(a)  Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,000,000 shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”).

(b)  Per-Participant Limit.    Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.    Stock Options.

(a)  General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)  Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)  Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)  Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)  Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)  Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i)	in cash or by check, payable to the order of the Company;

(ii)	except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii)	to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(iv)	by any combination of the above permitted forms of payment.

(g)  Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.    Restricted Stock.

(a)  Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)  Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)  Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.    Other Stock Based Awards.

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    Adjustments for Changes in Common Stock and Certain Other Events.

(a)  Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i)  the number and class of securities available under this Plan, (ii)  the per-Participant limit set forth in Section 4(b), (iii)  the number and class of securities and exercise price per share subject to each outstanding Option, (iv)  the repurchase price per share subject to each outstanding Restricted Stock Award, and (v)  the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)  Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i)  become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii)  terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)  Reorganization Events.

(1)  Definition.    A “Reorganization Event” shall mean: (a)  any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b)  any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)  Consequences of a Reorganization Event on Options.    Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3)  Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9.    General Provisions Applicable to Awards.

(a)  Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)  Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)  Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)  Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)  Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)  Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)  Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i)  all conditions of the Award have been met or removed to the satisfaction of the Company, (ii)  in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii)  the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)  Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.    Miscellaneous.

(a)  No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)  Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)  Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)).

(e)  Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

I-MANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, JUNE 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints A. Leigh Powell and Robert G. Schwartz, Jr. (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of I-many, Inc. (the “Company”) to be held on Wednesday, June 18, 2003, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

☒	Please mark votes as in this example.

1.	To elect the following persons as directors for one-year terms:

(1)	William F. Doyle
(2)	Murray B. Low
(3)	A. Leigh Powell
(4)	Karl E. Newkirk

☐	FOR all nominees (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY

NOTE:	IF YOU DO NOT WISH YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR” BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEES.

2.	To approve the I-many, Inc. 2003 Stock Incentive Plan.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

Stockholder(s) sign here                                                                                                                           Date ________________

NOTE:	Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.